EXHIBIT 10.1

IMMUNICON CORPORATION

COMPENSATION POLICY FOR NON-EMPLOYEE DIRECTORS

Effective January 28, 2005, the equity compensation of the Company’s non-employee directors is as follows:

•                       Upon election to the Company’s Board of Directors, a new director will receive an option to purchase 20,000 shares of the common stock of the Company.

•                       Each director will receive an annual option to purchase 10,000 shares of the common stock of the Company.

•                       Each director who chairs a committee of the Company’s Board of Directors will receive an annual option to purchase 4,000 shares of the common stock of the Company.

Effective January 28, 2005, the cash compensation of the Company’s non-employee directors is as follows:

•                       $12,000 annual cash retainer for each director.

•                       $8,000 annual cash retainer for the Audit and Compliance Committee chair.

•                       $4,000 annual cash retainer for the Compensation Committee chair.

•                       $4,000 annual cash retainer for the Nominating and Governance Committee chair.

•                       $2,000 meeting fee for each director for each meeting of the Company’s Board of Directors attended in person.

•                       $500 meeting fee for each director for each meeting of the Company’s Board of Directors attended via conference telephone.

•                       $500 meeting fee for each committee member for each meeting of a committee of the Company’s Board of Directors, attended in person or via conference telephone.